EXHIBIT (21) - SUBSIDIARIES OF REGISTRANT.

The subsidiaries of the Company as of December 31, 1994, and the state in which each was organized are as scheduled below:

                             State or
                             Jurisdiction
                             Under Laws of           Name Under Which
Name of Subsidiaries         Which Organized         Subsidiaries Do Business
F&M Bank-Winchester          Virginia                F&M Bank-Winchester

 Big Apple Mortgage                                  Big Apple Mortgage
   Company, Inc.(1)           Virginia               Company, Inc.
 Winchester Credit                                   Winchester Credit
    Corporation(1)            Virginia               Corporation
 Rouss Finance Co.(1)         Virginia               Rouss Finance Co.
 Credit Bureau of                                    Credit Bureau of
    Winchester, Inc.(1)       Virginia               Winchester, Inc.
 RFC Mortgage Co.(1)          Virginia               RFC Mortgage Co.
 Apple Title Company          Virginia               Apple Title Company

F&M Bank-Central Virginia     Virginia               F&M Bank-Central Virginia

F&M Bank-Massanutten          Virginia               F&M Bank-Massanutten

F&M Bank-Richmond             Virginia               F&M Bank-Richmond

F&M Bank-Broadway             Virginia               F&M Bank-Broadway

F&M Bank-Martinsburg, Inc.    West Virginia          F&M Bank-Martinsburg

F&M Bank-Blakeley, Inc.       West Virginia          F&M Bank-Blakeley

F&M Bank-Keyser, Inc.         West Virginia          F&M Bank-Keyser

F&M Bank-Emporia(2)           Virginia               F&M Bank-Emporia(2)

F&M Bank-Hallmark             Virginia               F&M Bank-Hallmark

F&M Bank-Peoples(2)           Virginia               F&M Bank-Peoples

Peoples Loans, Inc.           Virginia               Peoples Loans, Inc.

Peoples Credit Corp.          Virginia               Peoples Credit Corp.

(1) Winchester Credit Corporation and Big Apple Mortgage Co., Inc., are wholly-owned subsidiaries of F&M Bank-Winchester. Rouss Finance Company, RFC Mortgage Company and Credit Bureau of Winchester, Inc. are wholly-owned subsidiaries of Winchester Credit Corporation. All other subsidiaries listed are wholly-owned by the Company.
(2) F&M Bank-Peoples, Warrenton, Virginia, was converted to a state chartered bank effective November 1, 1994.